Exhibit 4.2

THIRD AMENDMENT TO
AMENDED AND RESTATED RIGHTS AGREEMENT
THIS THIRD AMENDMENT TO AMENDED AND RESTATED RIGHTS AGREEMENT (“Amendment”), dated as of September 14, 2012 (“Amendment Effective Date”), is between Gilead Sciences, Inc., a Delaware corporation (the “Company”), and Computershare Shareowner Services LLC, a New Jersey limited liability company (the “Rights Agent”).

A.The Company previously entered into an Amended and Restated Rights Agreement, dated as of October 21, 1999, as amended, with Computershare Shareowner Services LLC (formerly known as Mellon Investor Services LLC and ChaseMellon Shareholder Services, L.L.C.), as Rights Agent (the “Rights Agreement”).

B.The Company now wishes to amend the Rights Agreement as further set forth herein.

Accordingly, in consideration of the premises and the mutual agreements herein set forth, the Rights Agreement is hereby amended as of the Amendment Effective Date as follows:

1.	Paragraph (a), clause (i) of Section 7 of the Rights Agreement is amended and restated to read as follows:
“(i) the Close of Business on September 14, 2012 (the “Final Expiration Date”),”

2.	Exhibit A of the Rights Agreement (Form of Rights Certificate) is hereby amended to replace the words “October 27, 2013” with the words “September 14, 2012” in all places where such words occur.

3.
Upon the expiration of the Rights in accordance with the terms of the Rights Agreement, as amended hereby, the Rights Agreement shall be terminated and of no further force or effect whatsoever without any further action on the part of the Company or the Rights Agent.

4.	The Company and the Rights Agent hereby waive any notice requirements under the Rights Agreement pertaining to this Amendment or any of the matters covered by the Amendment.

5.	Capitalized terms used herein but not defined shall have the meanings given to them in the Rights Agreement.

6.	Except as amended pursuant to this Amendment, the Rights Agreement shall remain in force and effect in accordance with its terms.

7.
This Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument. A facsimile or .pdf signature delivered electronically shall constitute an original signature for all purposes.

Exhibit 4.2

IN WITNESS WHEREOF, the parties to this Amendment have caused this Amendment to be duly executed, all as of the day and year first above written.

ATTEST:		GILEAD SCIENCES, INC.
/s/ Brett A. Pletcher		/s/ Robin L. Washington
Brett A. Pletcher		Robin L. Washington
Senior Vice President and General Counsel		Senior Vice President and Chief Financial Officer

ATTEST:		Computershare Shareowner Services LLC
By:	/s/ Mark Cano	By:	/s/ Maria Cooper Henricks
Name: Mark Cano		Name: Maria Cooper Henricks
Title: Vice President		Title: Vice President